Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Mortgage Opportunity Term Fund
811-22329

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement between the
Fund and Nuveen Fund Advisors, LLC.


   For
           7,174,222
   Against
              108,032
   Abstain
              106,516
   Broker Non-Votes
           1,044,396
      Total
           8,433,166


To approve a new sub-advisory
agreement(s) as follows:


a. between Nuveen Fund Advisors and
Nuveen Asset Management, LLC.

   For
           7,162,400
   Against
              121,273
   Abstain
              105,097
   Broker Non-Votes
           1,044,396
      Total
           8,433,166


g. between the Fund and Wellington
Management Company, LLP.

   For
           7,143,843
   Against
              120,957
   Abstain
              123,970
   Broker Non-Votes
           1,044,396
      Total
           8,433,166



Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-242583, on June 19, 2014.